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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                -------------

                                  FORM 8-K
                                -------------


                               Current report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 27, 2006


                    PERFORMANCE TECHNOLOGIES, INCORPORATED

                        Commission file number 0-27460


           Incorporated pursuant to the Laws of the State of Delaware


       Internal Revenue Service - Employer Identification No. 16-1158413


                 205 Indigo Creek Drive, Rochester, New York 14626


                                (585)256-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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


Item 2.02 Results of Operations and Financial Condition

On July 27, 2006, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter and six months ending
June 30, 2006. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on July 27, 2006.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PERFORMANCE TECHNOLOGIES, INCORPORATED

August 1, 2006                      By /s/ Michael P. Skarzynski
                                       -----------------------------------------
                                           Michael P. Skarzynski
                                           President and Chief Executive Officer

August 1, 2006                      By /s/ Dorrance W. Lamb
                                       -----------------------------------------
                                           Dorrance W. Lamb
                                           Chief Financial Officer and
                                           Senior Vice President of Finance

                                                                    Exhibit 99.1

For more information contact:
Dorrance W. Lamb
SVP and Chief Financial Officer
Performance Technologies
585-256-0200 ext. 7276
http://www.pt.com
finance@pt.com
--------------
                        Performance Technologies Announces
                      Second Quarter 2006 Financial Results

    "Second quarter revenue increases 21% over corresponding 2005 quarter."


ROCHESTER, NY - July 27, 2006 -- Performance Technologies, Inc. (Nasdaq: PTIX), a leading developer of communications platforms and systems for the communications, defense and homeland security, and commercial markets, today announced its financial results for the second quarter 2006.

Financial Information

Revenue in the second quarter 2006 amounted to $13.1 million, compared to $10.8 million in the second quarter 2005. Revenue for the six months ended June 30, 2006 amounted to $25.2 million, compared to $24.0 million during the corresponding period in 2005.

Net income for the second quarter 2006 amounted to $.1 million, or $.01 per diluted share, including restructuring charges of $.6 million, or $.03 per diluted share, a charge for non-compliant "RoHS" (defined below) inventory amounting to $.8 million, or $.04 per diluted share, and stock compensation expense amounting to $.2 million, or $.01 per diluted share, based on 13.4 million shares outstanding. Net income for the second quarter 2005 amounted to $.2 million, or $.02 per diluted share, including restructuring charges related to cost improvement efforts amounting to $.1 million, or $.01 per diluted share, based on 13.0 million shares outstanding.

Net income for the six months ended June 30, 2006 amounted to $.6 million, or $.05 per diluted share, including restructuring charges amounting to $1.0 million, or $.05 per diluted share, a charge for non-compliant "RoHS" inventory amounting to $.8 million, or $.04 per diluted share, and stock compensation expense of $.3 million, or $.01 per diluted share, based on 13.3 million shares outstanding. Net income for the six months ended June 30, 2005 amounted to $1.3 million, or $.10 per diluted share, including restructuring charges related to cost improvement efforts amounting to $.2 million, or $.01 per diluted share, based on 13.1 million shares outstanding.

On January 4, 2006, the Company announced a plan to close its engineering center in Norwood, Massachusetts and to transfer voice processing engineering to other Company locations. This transfer was completed on May 31, 2006 and the full benefit of this cost reduction (i.e., employees and facility) will be realized beginning in the third quarter 2006. Based on a 38% statutory income tax rate, the Company recorded restructuring charges primarily related to this action amounting to $.6 million, or $.03 per diluted share, and $1.0 million, or $.05 per diluted share, in the second quarter and in the first six months of 2006, respectively.

The Restriction of Certain Hazardous Substances ("RoHS") Directive issued by the European Union (EU) became effective on July 1, 2006. This directive restricts the distribution of products within the EU that exceed very low maximum concentration values of certain substances, including lead. In the second quarter 2006, the Company recorded a charge to cost of goods sold for excess non-compliant "RoHS" inventory, which is not expected to be sold, in the amount of $.8 million, or $.04 per diluted share, based on a 38% statutory income tax rate. No further extraordinary non-compliant RoHS inventory charges are expected.

Effective January 1, 2006, the provisions of Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), "Share-Based Payment" were adopted to account for stock-based compensation. Under this accounting standard, the Company is required to recognize and record compensation expense related to the granting of stock options. Based on a 38% statutory income tax rate, the Company recorded stock compensation expense of $.2 million, or $.01 per diluted share, and $.3 million, or $.01 per diluted share, in the second quarter and in the first six months of 2006, respectively.

At June 30, 2006, cash and investments amounted to $32.5 million, or approximately $2.50 per share, and the Company had no long-term debt.

Business Overview

The following contains forward-looking statements within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934 and is subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

The Company is a leading developer of platforms, systems and software solutions for the communications market. It targets three vertical markets:
telecommunications, defense and homeland security, and commercial. Of the three vertical markets served, telecommunications is the largest and represents approximately 80% of the Company's business. An approximate breakdown of telecommunications applications utilizing our products is as follows:
Voice-over-IP (VoIP) represents 40%, wireless infrastructure represents 40%, and the remaining 20% is spread across IP multimedia and other applications.

The telecommunications equipment manufacturer market is dependent upon carrier spending to upgrade network infrastructure to next-generation equipment. During the second quarter, expectations for telecom equipment suppliers moved sharply lower amid concerns of a slowdown in capital spending by telecom carriers and service providers. In particular, investments by U.S. wireless carriers in third generation mobile networks continued to be selective during the second quarter and impacted a number of the Company's leading customers that sell solutions into this market. Fortunately for the Company, sales increased by 21% from the corresponding quarter in 2005 and increased 7% from the first quarter 2006.

A company-wide transformation began in early 2006 which management believes will establish the foundation upon which the Company can reach its aggressive growth goals. This transformation is moving the Company from its traditional engineering and technology focus, to a Company with stronger emphasis on sales and marketing. One key element of this plan is the Everest Account Sales Program, which focuses on Global Tier 1 customers using a partner and solution selling approach. Management believes that its current product offering can support a much higher revenue base. By focusing on Global Tier 1 customers, the Company expects to replicate its sales successes with its largest Tier 1 customers as an engine for growth.

Management recognizes the need to balance investments in sales and marketing with projected revenue growth and expense reductions in other areas of the business. The Company instituted a reduction-in-force during the second quarter and tempered hiring in departments other than sales.

"For the second quarter, we are pleased to report a sequential increase in revenue and completion of the transfer of voice processing engineering to our Rochester headquarters," said Michael Skarzynski, president and chief executive officer. "We continue to expect revenue for the Company to grow on a year-over-year basis and we expect shipments during the second half of the year to be stronger than those in the first half."

"We are making progress on the company-wide transformation plan announced earlier this year," added Mr. Skarzynski. "With the appointment of three new senior sales executives for global sales, signaling sales and European sales, the hiring of a number of new sales and sales support team members, and the launch of the Everest Account Sales Program, we have executed the transformation plan for our sales organization. Our action plan for the second half 2006 is for the sales organization to execute against achieving the Company's profitable revenue goals."

Guidance

The Company provides guidance only on earnings per share expected in the next quarter. Management expects diluted earnings per share in the third quarter 2006 to be $.06 to $.09. This earnings per share guidance excludes restructuring charges, stock compensation expense and discrete income tax items.

During the third quarter 2006, the Company expects to relocate its engineering organization in San Luis Obispo, California to a smaller, more cost effective facility located in the same city. This action is expected to result in a restructuring charge in the range of $.5 million to $.7 million in the third quarter 2006. Stock compensation expense is expected to be approximately $.2 million excluding any stock options granted during the third quarter 2006.

The Company works with customers to design its systems, platforms, blades and software solutions into their communications infrastructure products. Design wins have been an important metric for management to judge the Company's product acceptance in its marketplace. Design wins, if successfully implemented by our customers, reach production volumes at varying rates, generally beginning twelve to eighteen months after the design win occurs. A variety of risks such as schedule delays, cancellations, changes in customer markets and economic conditions can adversely affect a design win before production is reached, or during deployment.

During the second quarter 2006, the Company realized two design wins for its Advanced Managed Platform(TM) and SEGway(TM) product families. Each design win is expected to generate at least $0.5 million of annualized revenue when reaching production volumes. During weak or uncertain economic periods, the visibility for customer orders is limited, which frequently causes delays in the placement of orders. These factors often result in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Forward-looking visibility for customer orders continues to be limited.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's Annual and Quarterly Reports, on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies

Performance Technologies (Nasdaq: PTIX) develops platforms and systems for the world's evolving communications infrastructure. Our broad customer base includes global technology companies in the communications, defense and homeland security, and commercial markets. Serving the industry for 25 years, our complete line of embedded and system-level products enables equipment manufacturers and service providers to offer highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional engineering facilities are located in San Diego and San Luis Obispo, California; and Ottawa, Ontario in Canada. For more information, visit http://www.pt.com.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results can differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins and obtaining orders as a result, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing capacity and arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to investments and foreign regulations. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2005, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.
                                    ###

A conference call will be held on Friday, July 28, 2006 at 10:00 a.m. eastern time to discuss the Company's financial performance for the second quarter 2006. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 500-7713 or (416) 849-2692. A digital recording of this conference call may be accessed immediately after its completion from July 28 through August 2, 2006. To access the recording, participants should dial (800) 695-9442 or (402) 220-0607 using passcode 3180143. A live Webcast of the conference call will be available on the Performance Technologies Web site at www.pt.com and will be archived to the site within two hours after the completion of the call.

            PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (unaudited)


                                   ASSETS

                                             June 30,           December 31,
                                               2006                 2005
                                        ----------------       ----------------

Current assets:
  Cash and cash equivalents                $11,435,000            $11,803,000
  Investments                               21,075,000             21,150,000
  Accounts receivable                       11,180,000              9,523,000
  Inventories                                6,451,000              7,148,000
  Prepaid expenses and other assets            413,000                470,000
  Deferred taxes                             3,506,000              3,272,000
                                        ----------------       ----------------
       Total current assets                 54,060,000             53,366,000

Property, equipment and improvements         2,190,000              2,004,000
Software development costs                   3,351,000              3,182,000
Investment in unconsolidated company           248,000                248,000
Goodwill                                     4,143,000              4,143,000
                                        ----------------       ----------------
       Total assets                        $63,992,000            $62,943,000
                                        ================       ================


                     LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
  Accounts payable                         $ 1,201,000            $ 1,836,000
  Income taxes payable                         322,000                244,000
  Accrued expenses                           4,204,000              4,438,000
                                        ----------------       ----------------
       Total current liabilities             5,727,000              6,518,000

Deferred taxes                               1,221,000              1,138,000
                                        ----------------       ----------------
       Total liabilities                     6,948,000              7,656,000
                                        ----------------       ----------------

Stockholders' equity:
  Preferred stock
  Common stock                                 133,000                133,000
  Additional paid-in capital                14,448,000             13,903,000
  Retained earnings                         42,605,000             42,601,000
  Treasury stock                              (142,000)            (1,350,000)
                                        ----------------       ----------------
       Total stockholders' equity           57,044,000             55,287,000
                                        ----------------       ----------------
       Total liabilities and
        stockholders' equity               $63,992,000            $62,943,000
                                        ================       ================

           PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
          FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005
                              (unaudited)



                                Three Months Ended        Six Months Ended
                                     June 30,                  June 30,
                                2006         2005         2006         2005
                             -----------  -----------  -----------  -----------

Sales                        $13,052,000  $10,802,000  $25,220,000  $23,959,000
Cost of goods sold             6,143,000    5,916,000   12,100,000   12,378,000
Cost of goods sold -
  non RoHS inventory             801,000                   801,000
                             -----------  -----------  -----------  -----------
Gross profit                   6,108,000    4,886,000   12,319,000   11,581,000
                             -----------  -----------  -----------  -----------

Operating expenses:
 Selling and marketing         1,453,000    1,369,000    2,823,000    2,846,000
 Research and development      2,981,000    2,327,000    5,781,000    4,872,000
 General and administrative    1,462,000    1,094,000    2,746,000    2,527,000
 Restructuring charges           559,000      139,000      994,000      196,000
                             -----------  -----------  -----------  -----------
  Total operating expenses     6,455,000    4,929,000   12,344,000   10,441,000
                             -----------  -----------  -----------  -----------
Income (loss) from operations   (347,000)     (43,000)     (25,000)   1,140,000

Other income, net                371,000      330,000      705,000      625,000
                             -----------  -----------  -----------  -----------

Income before income taxes        24,000      287,000      680,000    1,765,000

Income tax (benefit)
 provision                       (48,000)      83,000       62,000      512,000
                             -----------  -----------  -----------  -----------
  Net income                 $    72,000  $   204,000  $   618,000  $ 1,253,000
                             ===========  ===========  ===========  ===========


Basic earnings per share     $       .01  $       .02  $       .05  $       .10
                             ===========  ===========  ===========  ===========
Weighted average common
 shares                       13,181,000   12,863,000   13,141,000   12,836,000
                             ===========  ===========  ===========  ===========

Diluted earnings per share   $       .01  $       .02  $       .05  $       .10
                             ===========  ===========  ===========  ===========
Weighted average common and
 common equivalent shares     13,356,000   13,044,000   13,344,000   13,130,000
                             ===========  ===========  ===========  ===========